Exhibit 24.1

VIVEVE MEDICAL, INC.

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

Each undersigned officer and/or director of Viveve Medical, Inc., a Delaware corporation (the “Registrant”), does hereby make, constitute and appoint Patricia Scheller, Chief Executive Officer of the Registrant, and Scott Durbin, Chief Financial Officer of the Registrant, and any other person holding the position of Chief Executive Officer or Chief Financial Officer of the Registrant from time to time, and each of them, as attorney-in-fact and agents of the undersigned, each with full power of substitution and resubstitution, with the full power to execute and file:

(i)

the Registration Statement on Form S-3 (the “Form S-3 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of the Registrant’s (i) shares of common stock, par value $0.0001 per share (“Common Stock”), (ii) shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), (iii) warrants to purchase shares of Common Stock or Preferred Stock (“Equity Warrants”), (iv) units consisting of any combination of Common Stock, Preferred Stock and Equity Warrants (“Units”), and subscription rights to purchase Common Stock “(Subscription Rights”), in an aggregate amount of up to $50,000,000, issuable in connection in one or more offerings, as may be revised in accordance with the Registrant resolution entitled “Authorization to file the Registration Statement on Form S-3”;

(ii)	any and all amendments, including post-effective amendments, and exhibits to the Form S-3 Registration Statement; and

(iii)

any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-3 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorney.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have subscribed to the above as of September 16, 2016.

Signature	Title

/s/ Patricia Scheller	Chief Executive Officer (Principal Executive Officer) and Director
Patricia Scheller

/s/ Scott Durbin	Chief Financial Officer (Principal Financial Officer) and Secretary
Scott Durbin

/s/ Brigitte Smith	Chairman of the Board
Brigitte Smith

/s/ Daniel Janney	Director
Daniel Janney

/s/ Jon Plexico	Director
Jon Plexico

/s/ Arlene Morris	Director
Arlene Morris

/s/ Lori Bush	Director
Lori Bush

/s/ Debora Jorn	Director
Debora Jorn